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                                                                    Exhibit 2.10

                         BROOKE FINANCIAL SERVICES, INC.

                                 SPECIAL MEETING
                                       OF
                               BOARD OF DIRECTORS

         A special meeting of the Board of Directors of Brooke Financial Services, Inc. was held on the 31st day of January, 1987, at 2:00 P.M. at Salina, Kansas, pursuant to written waiver of notice fixing the time and place of said meeting. Robert D. Orr, Leland G. Orr, John Ballhorst and William K. Hutchinson were present.

         Robert D. Orr presided and the following business was transacted.

         The minutes of the last board meeting were read and approved.

         The following resolutions were adopted upon motion duly made, seconded and unanimously carried:

         RESOLVED, That Article I of the Articles of Incorporation of Brooke Financial Services, Inc. be amended to change the name of this corporation to BROOKE CORPORATION.

         RESOLVED, That the Board of Directors recommend and advise that the stockholders consider and approve the proposed amendment at their regularly scheduled annual meeting on January 31, 1987, in accordance with the bylaws of the corporation and the laws of the State of Kansas.

         RESOLVED, That the Registered Office in the State of Kansas of said corporation be changed to 822 Washington, Concordia, Cloud County, Kansas 66901.

         RESOLVED, That the Resident Agent of said corporation in the State of Kansas be changed to Leland G. Orr.

         There being no further business to come before the meeting it was duly adjourned upon motion duly made, seconded and unanimously carried.



                                        /s/ Leland G. Orr
                                        --------------------------------
                                        Leland G. Orr, Secretary

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         WE, THE UNDERSIGNED, being all of the Directors of Brooke Financial
Services, Inc., do hereby adopt, approve, ratify and confirm the above and foregoing minutes and all proceedings set forth therein.

         WE, THE UNDERSIGNED, being all of the Directors of Brooke Financial Services, Inc., do hereby waive all notice of this special meeting of the Board of Directors of said corporation, and do hereby consent that the 31st day of January, 1987, at 2:00 P.M., be the same hereby is fixed as the time for said meeting, and the Holiday Inn of Salina, Kansas, as the place for holding the same meeting, and that all such business be transacted thereat as may lawfully come before the meeting.


DATED: January 31, 1987


                                /s/  Robert D. Orr
                                --------------------------------------
                                Robert D. Orr, Director


                                /s/  John Ballhorst
                                --------------------------------------
                                John Ballhorst, Director


                                /s/  Leland G. Orr
                                --------------------------------------
                                Leland G. Orr, Director


                                --------------------------------------
                                William K. Hutchinson, Director